Exhibit 10.7

                              EMPLOYMENT AGREEMENT

                      CREATIVE PRODUCTS INTERNATIONAL, INC.
                                      WITH
                                SUSAN A. SCHRETER


         AGREEMENT, dated September 2, 1999, between CREATIVE PRODUCTS INTERNATIONAL, INC., a Delaware corporation having an address at 3317 3rd Avenue, S, Seattle, WA 98134 (the "Company"),, and SUSAN A. SCHRETER, an individual residing at 5843 Woodlawn Avenue North, Seattle, Washington 98103 (the "Executive").

                                   WITNESSETH
                                   ----------

         The Company desires to retain the Executive, and the Executive is willing to serve, as the Chief Executive Officer and President of the Company, all upon the terms and conditions set forth herein. Among other things, the Company and the Executive believe it imperative that should the Company receive proposals from third parties with respect to its future, the Executive should, without being influenced by the uncertainties of her own situation, assess and advise the Company whether such proposals would be in the best interest of the Company. In addition, the Company believes it is in the best interest of its shareholders that the Executive have an equity position in the Company so as to incentivize the Executive and to insure that her interests will be aligned with the shareholders.

         Accordingly, the parties hereto agree as follows:

         1.       Employment Term, Duties and Acceptance.
                  --------------------------------------

                  (a) The Company hereby retains Executive as the Company's Chief Executive Officer and President for a period of three (3) years, commencing on the date hereof (the "Initial Period"), and thereafter the Executive's employment under this Agreement shall automatically be extended for successive periods of one (1) year (each, a "Renewal Period" and collectively, the "Renewals;" the Initial Period and the Renewals are hereinafter collectively referred to as the "Employment Period") unless no later than ninety (90) days prior to the expiration of the Initial Period or any Renewal Period either party hereto shall give written notice to the other as provided herein of its or her election to terminate the employment hereunder whereupon such employment shall terminate effective upon the expiration of the Initial Period or such Renewal Period, as the case may be, subject to earlier termination as hereinafter provided.

                  (b) In her capacity as Chief Executive Officer and President of the Company, the Executive shall be responsible for the operations of the Company, subject to the direction and control of the to the Board of Directors. The Executive shall have the powers and privileges of the Chief Executive Officer and President of the Company, as defined in the By-Laws of the Company in effect on the date hereof and as currently interpreted, and, to the extent not defined therein, as the same are customarily performed and exercised by a president and chief executive officer of a publicly owned corporation incorporated in one of the United States of America. If elected, the

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Executive shall serve as a member of the Board of Directors (and of any
Executive Committee or similar committee having powers of the Board of Directors now in existence or hereafter created) of the Company without any additional compensation for such services. As used in this Agreement, the term "Company" includes each Subsidiary of the Company, and the terms "Subsidiary" and "Subsidiaries" shall mean each corporation of which more than 50% of the outstanding stock entitled to vote for directors is owned directly or indirectly by the Company. The Executive hereby accepts the foregoing employment and, so long as she is the Chief Executive Officer and President of the Company, agrees to devote such portion of her business time and attention to the performance of her duties as hereinafter provided. The Company is in its early stage of development and does not currently require the Executive's full business time and attention. The Executive is also a party to an employment agreement with Caring Products International, Inc. ("Caring"), pursuant to which she is obligated to devote an average of 75% of her business time and attention to Caring. Therefore, it is understood and agreed that during the Employment Period the Executive shall not be required to devote more than an average of twenty-five percent (25%) of her business time and attention to the affairs of the Company. At such time during the Employment Period as in the reasonable opinion of the Company's Board of Directors the Company's business and affairs shall require the full business time and attention of the Executive and if she is then legally permitted to do so, the Executive shall devote her full business time and attention to the affairs of the Company. Such time as the Executive shall be devoting her full business time and attention to the affairs of the Company is hereinafter referred to as the "Full Employment Period

         2. Compensation; Benefits. As compensation for all services to be rendered by Executive pursuant to this Agreement, subject to the conditions stated herein, the Company agrees to pay to Executive all of the foregoing:

                  (a) Base Salary. Beginning on October 1, 1999 and until the expiration of the Employment Period the Company shall pay to the Executive a base salary (the "Base Salary") at a minimum rate of Twenty Five Thousand Dollars ($25,000) per annum, payable in accordance with the payroll practices of the Company as from time to time in effect; provided, however, that upon commencement of the Full Employment Period, the Base Salary shall be increased to One Hundred Fifty Thousand Dollars ($150,000) per annum. On or as soon as practicable after each yearly anniversary of the date hereof, the Board of Directors shall review the services provided by Executive to determine the amount, if any, that Executive's Base Salary shall be increased for the forthcoming year. This Agreement shall not be deemed abrogated or terminated if the Company, in its discretion, shall determine to increase the compensation to the Executive for any period of time or if the Executive shall accept such increase, but nothing herein shall be deemed to obligate the Company to make any such increase.

                  (b) Bonus. Executive shall be entitled to participate in any bonus or profit sharing plan that may be adopted from time to time by the Company and to receive a bonus or distribution thereunder (the "Bonus").

                  (c) Fringe Benefits. Executive shall receive (subject to the terms and conditions of particular plans and programs) all rights, privileges and fringe benefits afforded to other senior executives of the Company, including, but not by way of limitation, the right to participate in

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any pension, retirement, major medical, group health, disability, accident and life insurance, relocation reimbursement, and other employee benefit programs made generally available, from time to time, by the Company.

                  (d) Expense Reimbursement. The Company shall pay or reimburse Executive for all reasonable expenses incurred in the performance of her services under this Agreement during the Employment Period, upon presentation of expense statements, vouchers or such other supporting documentation as may reasonably be required.

         3.       Termination of Employment.
                  -------------------------

                  (a) Executive's employment hereunder shall terminate upon the earliest of the following

                           (i)      Executive's death or Retirement (as defined
in Section 3(g) hereof);

                           (ii)     Thirty (30) days after delivery by the
Company to Executive of written notice that Executive has materially and substantially failed to perform and discharge her duties hereunder for a period of at least three (3) consecutive months or for an aggregate of four (4) months in any twelve (12) month period as a result of physical or mental disability or incapacity (a "Disability") unless the Executive shall have returned to full-time performance of her duties hereunder during such thirty (30) day period;

                           (iii)    Fifteen (15) days after delivery by the
Company to Executive of written notice of termination for "Objectionable Conduct" (as such term is defined in Section 3 (c) hereof) , provided such Objectionable Conduct has not been cured by Executive within such fifteen (15) day period (or such longer period as is reasonably required provided that Executive has acted in good faith to begin to cure such Objectionable Conduct within such fifteen (15) day period);

                           (iv)     Thirty (30) days after delivery by Executive
to the Company of written notice of termination other than pursuant to Sections 3 (a) (v) or 3 (a) (vi) ;

                           (v)      Fifteen (15) days after delivery by
Executive to the Company of written notice of termination for "Good Reason" (as such term is defined in Section 3 (e) hereof, provided such Good Reason has not been cured by the Company within such fifteen (15) day period (or such longer period as is reasonably required provided the Company has acted in good faith to begin to cure such Good Reason within such fifteen (15) day period);

                           (vi)     Fifteen (15) days after delivery by
Executive to the Company of written notice of termination in the event of a "Change of Control" of the company (as such term is defined in Section 3(d) hereof), such notice to identify the change of control as the cause of the termination and to be delivered to the Company no later than three (3) months following such Change of Control.

                           (vii)    Fifteen (15) days after delivery by the
Company to Executive of written notice of termination for "Cause" (as defined in Section 3(f) hereof).

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                  (b)      In the event of a dispute between the parties as to
what constitutes a Disability, such dispute shall be finally determined by a physician mutually agreed upon by Executive and Company. If a mutually acceptable physician cannot be selected, Executive and the Company shall each choose a physician, and such physicians shall select a third physician, by mutual agreement, whose determination shall be conclusive. Either party may request that such a determination be made, in which event the parties agree to cooperate fully with whatever procedures and examinations may be required in order to allow such determination to be made. The cost of such examinations shall be borne by the Company if such determination is that a Disability exists or by the Executive if such determination is that no Disability exists.

                  (c)      As used herein, "Objectionable Conduct" shall mean
(i) the material breach by Executive of her duties and obligations hereunder, or
(ii) any act of gross misconduct by Executive materially detrimental to the Company, including without limitation, misappropriation of the Company's property, conviction of a felony, or dishonesty or conflict of interest on the part of Executive (d) As used herein, "Change in Control" of the Company shall mean the happening of any of the following events:

                           (i)      A change in control of the direction and
administration of the Company's business of a nature that if any securities of the Company were registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), such change would be required to be reported in response to (a) Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or (b) Item 1(a) of Form 8-K under the Exchange Act as each is in effect on the date hereof and any successor provision of such regulations under the Exchange Act, irrespective of whether the Company is then subject to such reporting requirements;

                           (ii)     Any "person" or "group" (as such term is
used in connection with Section 13(d) and 14(d)(2) of the Exchange Act) but excluding any employee benefit plan of the Company or any "affiliate" or "associate" of the Company (as defined in Regulation 12b-2 under the Exchange
Act) (a) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's outstanding securities then entitled ordinarily (and apart from rights accruing under special circumstances) to vote for the election of directors or
(b) acquires by proxy or otherwise 50% or more of the combined voting securities of the Company having the right to vote for the election of directors of the Company, for any merger or consolidation of the Company, for the election of Directors, or for any other matter; or

                           (iii)    During any period of twenty-four (24)
consecutive months, the individuals who at the beginning of such period constitute the Board of Directors of the Company or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

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                           (iv)     There shall be consummated (A) any
consolidation, merger or recapitalization of the Company or any similar transaction involving the Company, irrespective of whether the Company is the continuing or surviving corporation, pursuant to which shares of the Company's common stock, par value $.01 per share ("Common Stock"), would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportion and ownership of common stock of the surviving corporation immediately after the merger, (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company or (C) the adoption of a plan of complete liquidation of the Company (whether or not in connection with the sale of all or substantially all of the Company's assets) or a series of partial liquidations of the Company that is de jure or de facto part of a plan of complete liquidation of the Company; provided, that the divestiture of less than substantially all of the assets of the Company in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of the stock or merger of a Subsidiary or otherwise, or a transaction solely for the purpose of reincorporating the Company in another jurisdiction, shall not constitute a "Change in Control"; or

                           (v)      The Board of Directors of the Company shall
approve any merger, consolidation or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in Section 3(d)(i), (ii) or (iv) above.

                           (vi)     For purposes of this Agreement, "Continuing
Directors" shall mean the directors of the Company in office on the date hereof and any successor to any such director and any additional director who after the date hereof (i) was nominated or selected by a majority of the Continuing Directors in office at the time of his nomination or selection and (ii) who is not an "affiliate" or "associate" (as defined in Regulation 12b-2 under the Exchange Act) of any person who is the beneficial owner, directly or indirectly, of securities representing ten percent (10%) or more of the combined voting power of the Company's outstanding securities then entitled ordinarily to vote for the election of directors.

                  (e) As used herein, "Good Reason" shall mean (i) the material breach by the Company of any of its obligations hereunder, (ii) the assignment by the Company to Executive of duties which are inconsistent with, or require travel significantly more time-consuming or extensive than, Executive's duties and business travel obligations on the date hereof, (iii) any diminution in the duties or authority of the Executive as in effect on the date hereof,
(iv) a change in Executive's assigned site location without Executive's express written consent, (v) the failure by the Company to pay (or reimburse Executive for) all reasonable moving expenses incurred by Executive and relating to a change of her principal residence and to indemnify Executive against any loss by Executive and/or her spouse in the sale of Executive's principal residence in connection with any such change of residence, all to the effect that Executive shall incur no loss on an after-tax basis, (vi) the failure by the Company to obtain the express written assumption of and agreement to perform this Agreement as contemplated in Section 14 hereof, or (vii) a reduction by the Company of Executive's Base Salary as the same may be increased from time to time hereafter, (viii) the failure of the Company to continue to provide Executive with substantially the same level of fringe benefits as contemplated in Section 2(c) hereof unless such fringe benefits shall cease to be provided to all

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senior executive officers and employees of the Company or (ix) any purported termination of Executive's employment which is not effected in accordance with the terms of this Agreement.

                  (f) As used herein, "Cause" shall mean, at any time during the one year period following a Change of Control:

                           (i)      The willful and continued failure by
Executive to perform substantially her duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure resulting from termination by the Executive for Good Reason) which is not cured within thirty (30) days after a written demand for substantial performance is delivered to the Executive by the Board of Directors, which demand specifically identifies the manner in which the Board of Directors believes that Executive has not substantially performed his duties; or

                           (ii)     The willful engagement in conduct by
Executive which is demonstrably and materially injurious to the Company, monetarily or financially, which is not discontinued within five (5) days after written demand to cease and desist from such conduct is delivered to Executive by the Board of Directors, which demand specifically identifies the conduct which the Board of Directors believes is injurious to the Company; or

                           (iii)    Conviction for a felony or other crime
punishable by imprisonment for more than one (1) year, or the entering of a plea of nolo contendere thereto.

                  Notwithstanding any of the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors (other than Executive) at a meeting called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive, together with his counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors Executive was guilty of conduct set forth above in clause (i), (ii) or (iii) and specifying the particulars thereof in detail. For purposes of this Section 3(f), no act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by her knowing and with the intent that such action or inaction would not be in the best interests of the Company or otherwise was done or omitted to be done in bad faith.

                  (g) As used herein, the term "Retirement" shall mean that Executive shall have retired after reaching the earliest normal or early retirement date provided in the Company's retirement plans as then in effect (or if Executive retires after a Change in control of the Company, as in effect on the date of the change in Control).

                  (h) The date upon which Executive's employment terminates in accordance with any of the provisions of Section 3(a) is referred to herein as the "date of termination". In the event of a termination of this Agreement pursuant to Section 3(a), the Company shall be obligated to pay to Executive, and Executive shall be entitled to receive (i) any unpaid Base Salary through the date of termination, (ii) reimbursement for expenses incurred by Executive through the date of termination, subject to the procedures set forth in

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Section 2(d), (iii) any unpaid Bonus in respect of fiscal years prior to the year in which the date of termination occurs, and (iv) such additional compensation or benefits, if any, as are set forth in Section 4 hereof Except for the compensation and benefits specified in this Section 3(h) and in Section 4, the Company shall have no obligation to provide to Executive any compensation or benefits from and after the date of termination. Executive agrees, upon any such termination, to resign as an officer and director of the Company and each of its Subsidiaries as of the date of termination

         4.       Additional Benefits Upon Termination.
                  ------------------------------------

                  (a) Bonus. (i) If Executive's employment hereunder terminates pursuant to the provisions of Sections 3(a)(i), 3(a)(ii) or 3(a)(iv), and Executive has served hereunder for at least one-half of the fiscal year in which the date of termination occurs, Executive (or Executive's estate, in the event of a termination due to death) will be entitled to receive a pro rata portion of the Bonus paid to the Executive on account of the immediately preceding fiscal year (the "Prior Bonus") based on that portion of the fiscal year for which Executive was employed hereunder. Such amount will be payable to the Executive within thirty (30) days following such date of termination.

                           (ii)     If Executive's employment hereunder
terminates pursuant to the provisions of Section 3(a)(v) or 3(a)(vi), Executive will be entitled to receive a bonus for the fiscal year in which the date of termination occurs equal to a pro rata portion of the Prior Bonus, based on that portion of the current fiscal year for which Executive was employed hereunder. Such sum will be payable within thirty (30) days after the date of termination.

                           (iii)    If Executive's employment hereunder
terminates pursuant to the provisions of Section 3(a)(iii) or 3(a)(vii), Executive will not be entitled to receive any Bonus in respect of the fiscal year in which the date of termination occurs.

                  (b) Options. (i) Upon any termination of this Agreement pursuant to Sections 3(a)(i), 3(a)(ii), 3(a)(iii), 3(a)(iv), 3(a)(v), Executive will be entitled to retain any options granted to her prior to the date of termination and to hold and exercise such options in accordance with the terms thereof

                           (ii)     Upon any termination of this Agreement
pursuant to Sections 3(a)(v) or 3(a)(vi), any options granted to Executive prior to the date of termination shall be deemed immediately to vest (if not then vested) and immediately to become exercisable (if not then exercisable), any exercise to be on the terms specified in the applicable stock option plan. Additionally, Executive may, in lieu of exercising such options, convert such options to non-qualified stock options which will immediately vest in and be exercisable by Executive. All other terms applicable to the options originally granted to Executive will be applicable to such non-qualified stock options other than terms limiting the Executive's ability to exercise the option to a period less than ten (10) years from the date of grant.

                  (c) Additional Benefits. (i) If this Agreement is terminated due to Executive's Disability pursuant to Section 3(a)(ii), Executive will be entitled to receive, in addition to the other compensation and

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benefits described herein, Executive's then effective Base Salary for a period of one year from the date of termination, less the proceeds of any disability insurance policy on Executive purchased by the Company and the Company will continue to provide Executive with, or will reimburse Executive the cost of, major medical and health insurance for such one year period. The Base Salary for such period will be payable in the same manner as if Executive continued to be employed by the Company, and the insurance proceeds will be payable, if at all, on the basis specified in the applicable disability insurance policy.

                           (ii)     (A) If within two (2) years after a Change
in Control of the Company, the Company shall terminate the Executive's employment other than by reason of the Executive's death, Disability, voluntary Retirement or for Cause or if Executive shall terminate his employment for Good Reason or pursuant to Section 3(a)(vi) hereof, in the manner provided in Section 3(a) hereof, then, in any such event, the Company will pay to Executive as compensation for services rendered, beginning not later than the fifth business day following completion of the "Parachute Procedure" (as hereinafter defined) if the Company elects to follow such procedure and not later than the fifteenth day after the date of termination of Executive's employment hereunder and otherwise shall take such action as follows:

                                    (1)      a severance payment (the "Severance
Payment") equal to two times the Executive's then effective Base Salary, plus all benefits (other than Bonus and stock options) to which Executive would be entitled for a period of two years or the value thereof, or if the Company is then subject to Section 280 of the Internal Revenue Code (the "Code"), then equal to two times the Executive's average annual compensation during the Base Period (as hereinafter defined) (subject to any applicable payroll or other taxes and charges required to be withheld computed at the rate for supplemental payments), plus such of the benefits provided for under Section 2(a) hereof or the value thereof for a period of two years to the extent such benefits shall not be deemed to constitute fringe benefits within the meaning of Section 280 of the Code, provided that in no event shall "Total Payments" (as hereinafter defined) exceed 2.99 times the Executive's "Base Amount," as such term is defined in Section 280G of the Code. The Severance Payment shall be paid in a single lump sum or, at the election of the Executive (given to the Company in writing within seven (7) days of the date of termination), in 23 substantially equal monthly installments. The Executive's Base Amount shall be determined in accordance with temporary or final regulations promulgated under Section 280G of the Code then in effect, if any. In the absence of such regulations, if the Executive was not employed by the Company (or any corporation or partnership affiliated with the Company (an "Affiliate") within the meaning of Section 1504 of the Code or a predecessor of the Company) during the entire five calendar years (the "Base Period") preceding the calendar year in which a Change in Control of the Company occurred, the Executive's average annual compensation for the purposes of such determination shall be the lesser of (1) the average of the Executive's annual compensation for the complete calendar years during the Base Period during which the Executive was so employed or (2) the average of the Executive's annual compensation for both complete and partial calendar years during the Base Period during which the Executive was so employed, determined by annualizing any compensation (other than nonrecurring items) includible in the Executive's gross income for any partial calendar year or (3) the annual average of the Executive's total compensation for the Base Period during which the Executive was so employed, determined by dividing such total compensation by the number of whole and fractional years included in the Base Period. Compensation

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payable to the Executive by the Company or any Affiliate or predecessor of the
Company shall include every type and form of compensation includible in the Executive's gross income in respect of the Executive's employment by the Company or any Affiliate or predecessor of the Company, including compensation income recognized as a result of the Executive's exercise of stock options or sale of the stock so acquired, except to the extent otherwise provided in temporary or final regulations promulgated under Section 280G of the Code. For purposes of this Section 3(n) a "change in control of the Company" shall have the meaning set forth in Section 280G of the Code and any temporary or final regulations promulgated thereunder, subject to the limitation stated in Section 3(n)(iii) below; and

                                    (2)      Notwithstanding anything to the
contrary contained herein, if any portion of the aggregate payments and benefits (the "Total Payments") received or to be received by the Executive, whether paid or payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, a Subsidiary or any other person or entity, would not be deductible in whole or in part by the Company, a Subsidiary or by such other person or entity in the calculation of its Federal income tax by reason of Section 280G of the Code, the Total Payments payable shall be reduced by the least amount necessary so that no portion of the Total Payments would fail to be deductible by reason of being an "excess parachute payment."

                                    (3)      At the option of the Company, no
payments shall be made pursuant to this section until the procedure described in this Section 4(c)(ii)(A)(3) is completed (the "Parachute Procedure"). If the Company elects to comply with such procedure, the Company shall cause its independent auditors to deliver to Executive, within fifteen (15) days after the date of termination, a statement which shall indicate whether payment to Executive of the Total Payments would cause any portion of the Total Payments not to be deductible in whole or part in the calculation of Federal income tax by reason of Section 280G of the Code, or would cause, directly or indirectly, an "excess parachute payment" to exist within the meaning of Section 280G of the Code. Such statement shall set forth the value, calculated in accordance with the principles of Section 280G of the Code and any temporary or final regulations promulgated thereunder, of any non-cash benefits or any deferred or contingent payment or benefit payable pursuant to the terms of this Agreement or any other plan, arrangement or benefit, together with sufficient information to enable the Employer to determine the payments that may be made to Executive without resulting in a loss of deduction under Section 280G of the Code or an "excess parachute payment" to the Executive within the meaning of Section 280G of the Code. The Company warrants to Executive the accuracy of all information and calculations supplied to Executive in such statement. If such statement indicates that payment of the Total Payments would result in a loss of a deduction by reason of Section 280G of the Code or would cause an "excess parachute payment" to exist within the meaning of Section 280G of the Code, the Executive shall, within thirty (30) days after receipt of the statement, deliver to the Company a statement indicating which of the payments and benefits specified in such auditor's statement Executive elects to receive; provided, however, that the payments and benefits selected by Executive shall not result in a loss of deduction under Section 280G of the Code or an "excess parachute payment" to Executive within the meaning of Section 280G of the Code and, provided, further, however, that if the Company does not comply with the Parachute Procedure, it shall deliver the payments required by this Section 4(c)(ii)(A)(1) within fifteen (15) days after the date of termination or as Executive may elect as provided herein. Delivery of the statement by Executive to the Company shall constitute completion of the Parachute Procedures; and

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                                    (4)      The Company shall contest any
improper assessment of an excise or other tax imposed as a result of determination that an "excess parachute payment" has been made to Executive within the meaning of Section 280G of the Code. If it is established pursuant to a final determination of a court of competent jurisdiction or an Internal Revenue Service proceeding that an "excess parachute payment" does in fact exist, within the meaning of Section 280G of the Code, then Executive shall pay to the Company, upon demand, an amount not to exceed the sum of (i) the excess of the aggregate Total Payments over the aggregate Total Payments that would have been paid without any portion of such payment being deemed an "excess parachute payment" within the meaning of Section 280G of the Code.

                                    (5)      The Company shall, during the three
year period following the date of termination, advise Executive by written notice at least four (4) weeks prior to the filing of a registration statement under the Securities Act of 1933, as amended, (excluding registration on Form S-8, S-14, S-15, or any successor forms thereto or such other forms required by the Vancouver Stock Exchange) covering securities of the Company to be offered and sold to the public generally and shall, upon the request of Executive, include in any such registration statement, such shares and information as may be required to permit a public offering of shares of Common Stock of the Company to which Executive is entitled by way of exercise of stock options and/or exercise of warrants whether or not such rights have been exercised. Executive shall furnish such information to the Company as is reasonably requested by the Company. The Company shall supply prospectuses and qualify such shares of Common Stock for sale in such states or provinces as the Company qualifies its shares.

         5. Voluntary Termination. If any person or organization commences a tender or exchange offer, circulates a proxy statement to the Company's stockholders, or takes other steps designed to effect a Change in Control of the Company, Executive agrees that in order to receive the benefits provided by this Agreement, she will not voluntarily leave the employ of the Company or any of its Subsidiaries, and will continue to perform her regular duties and to render the services specified in the recitals to this Agreement, until such person or organization has abandoned or terminated his or its efforts to effect a Change in Control or until a Change in Control has occurred. Should Executive voluntarily terminate her employment before any such effort to effect a Change in Control of the Company has commenced, or after any such effort has been abandoned or terminated without effecting a Change in Control and no such effort is then in process, this Agreement shall lapse and be of no further force or effect. Should Executive voluntarily terminate her employment with the Company or any of its Subsidiaries during such time as any person or organization has commenced, but has not yet abandoned, any steps designed to effect a Change in Control of the Company, but at a time when a Change in Control has not been effected, Executive shall not be entitled to receive any of the benefits of Sections 4 hereof.

                           (i)      Thirty (30) days after delivery by Executive
to the Company of written notice of termination other than pursuant to Sections 3 (a) (v) or 3 (a) (vi);

                           (ii)     Fifteen (15) days after delivery by
Executive to the Company of written notice of termination for "Good Reason" (as such term is defined in Section 3 (e) hereof, provided such Good Reason has not been cured by the Company within such fifteen (15) day period (or such longer period as is reasonably required provided the Company has acted in good faith to begin to cure such Good Reason within such fifteen (15) day period);

                           (iii)    Fifteen (15) days after delivery by the
Company to Executive of written notice of termination for "Cause" (as defined in Section 3(f) hereof).

                  (b) In the event of a dispute between the parties as to what constitutes a Disability, such dispute shall be finally determined by a physician mutually agreed upon by Executive and Company. If a mutually acceptable physician cannot be selected, Executive and the Company shall each choose a physician, and such physicians shall select a third physician, by mutual agreement, whose determination shall be conclusive. Either party may request that such a determination be made, in which event the parties agree to cooperate fully with whatever procedures and examinations may be required in order to allow such determination to be made. The cost of such examinations shall be borne by the Company if such determination is that a Disability exists or by the Executive if such determination is that no Disability exists.

                  (c)      As used herein, "Objectionable Conduct" shall mean
(i) the material breach by Executive of her duties and obligations hereunder, or
(ii) any act of gross misconduct by Executive materially detrimental to the Company, including without limitation, misappropriation of the Company's property, conviction of a felony, or dishonesty or conflict of interest on the part of Executive.

                  (d) As used herein, "Good Reason" shall mean (i) the material breach by the Company of any of its obligations hereunder, (ii) the assignment by the Company to Executive of duties which are inconsistent with, or require travel significantly more time-consuming or extensive than, Executive's duties and business travel obligations on the date hereof, (iii) any diminution in the duties or authority of the Executive as in effect on the date hereof,
(iv) a change in Executive's assigned site location without Executive's express written consent, (v) the failure by the Company to pay (or reimburse Executive for) all reasonable moving expenses incurred by Executive and relating to a change of her principal residence and to indemnify Executive against any loss by Executive and/or her spouse in the sale of Executive's principal residence in connection with any such change of residence, all to the effect that Executive shall incur no loss on an after-tax basis, (vi) the failure by the Company to obtain the express written assumption of and agreement to perform this Agreement as contemplated in Section 14 hereof, or (vii) a reduction by the Company of Executive's Base Salary as the same may be increased from time to time hereafter, (viii) the failure of the Company to continue to provide Executive with substantially the same level of fringe benefits as contemplated in Section 2(c) hereof unless such fringe benefits shall cease to be provided to all senior executive officers and employees of the Company or (ix) any purported termination of Executive's employment which is not effected in accordance with the terms of this Agreement.

                  (e) As used herein, the term "Retirement" shall mean that Executive shall have retired after reaching the earliest normal or early retirement date provided in the Company's retirement plans as then in effect.

                  (f) The date upon which Executive's employment terminates in accordance with any of the provisions of Section 3 (a) is referred to herein as the "date of termination". In the event of a termination of this Agreement pursuant to Section 3(a), the Company shall be obligated to pay to Executive, and Executive shall be entitled to receive (i) any unpaid Base Salary through the date of termination, (ii) reimbursement for expenses incurred by Executive through the date of termination, subject to the procedures set forth in Section 2(d), (iii) any unpaid Bonus in respect of fiscal years prior to the year in which the date of termination occurs, and (iv) such additional compensation or benefits, if any, as are set forth in Section 4 hereof . Except for the compensation and benefits specified in this Section 3 (f) and in Section 4, the Company shall have no obligation to provide to Executive any compensation or benefits from and after the date of termination. Executive agrees, upon any such termination, to resign as an officer and director of the Company and each of its Subsidiaries as of the date of termination.

         6.       Trade Secrets.
                  -------------

                  (a) Executive acknowledges that her employment by the Company, which is in the business of marketing incontinence products, may enable her to obtain confidential information concerning the Company, its subsidiaries and affiliates, their products, services, concepts, businesses, trade secrets, employees, customers, suppliers, vendors, venture partners, and strategic allies (collectively, the "Confidential Information"). Executive further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual and extraordinary character, that the Company's products will be marketed and licensed throughout the United States and abroad, that the Company will be competing with other organizations which are or could be located in any part of the United States or abroad, and that the Confidential Information is of great value to the Company. Accordingly, Executive agrees that she shall not knowingly divulge any of the Confidential Information to anyone outside of the Company except as expressly authorized by the Board of Directors of the Company, or as is necessary to permit Executive to discharge her duties hereunder in good faith and in the best interests of the company, or as is required by law.

                  (b) Except if this Agreement is terminated by way of breach of same by the Company or for reasons specified in Sections 9(a) or 9(b), Executive's covenants contained herein shall survive the termination or expiration of this Agreement.

         7. Purchase and Sale of Shares. In order to incentivize the Executive and insure that her interests are aligned with those of the Company's shareholders, the Company hereby agrees to sell to the Executive, and the Executive hereby agrees to purchase from the Company, 384,000 shares of the Company's common stock (the "Shares") for a consideration of $.05 per share. The Company and the Executive agree that such purchase price represents the fair market value of the Shares, taking into account the uncertainty regarding the spin-off of the Company's shares (the "Spin-off') by its parent, Caring, and the price at which the Company' common stock may trade, if at all, the limitations on the Executive's ability to sell or otherwise transfer the Shares and other factors that the Company and the Executive have deemed relevant and appropriate. If for any reason the Spin-off shall not occur on or before March 31, 2000, the

Company shall have the option to repurchase the Shares at $.05 per share. To evidence the foregoing, the parties hereto shall execute and deliver a Subscription Agreement and an Escrow Agreement simultaneous with the execution of this Agreement or as soon as practicable thereafter.

         8.       Right to Independent Counsel.
                  ----------------------------

         The parties hereto recognize that this Agreement is a legal document which may affect them adversely. Consequently, the parties acknowledge that prior to executing this Agreement they were given the opportunity to seek the advice of independent legal counsel regarding the provisions of this Agreement and their legal involvement herein. By executing this Agreement, the parties acknowledge that they have reviewed this Agreement with independent counsel or have waived their opportunity to do so.

         9.       Termination of Agreement.
                  ------------------------

         This Agreement shall, in addition to other provisions affecting termination, terminate on the occurrence of any of the following events:

         (a)      cessation of the Company's business;
         (b)      dissolution of the Company; or
         (c)      the voluntary agreement of the parties hereto.

         10.      Notices.
                  -------

         All notices, requests, demands, deliveries and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, postage prepaid, registered or certified mail, return receipt requested to the parties at the addresses (or at such other address for a party as shall be specified by like notice) specified on the first page of this Agreement.

         11.      Waiver.
                  ------

         No course of dealing nor any delay on the part of the Company or Executive in exercising any rights hereunder shall operate as a waiver of any such rights. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.

         12.      Governing Law.
                  -------------

         This Agreement shall be governed by the laws of the State of New York. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in New York, New York, in accordance with the rules of the American Arbitration Association then in force. Any award rendered in any such proceeding shall be final and binding on the parties thereto and judgment upon any such award may be entered in any court of competent jurisdiction.

         13.      Complete Agreement.
                  ------------------

         This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior agreements and proposals, oral and written, and all other communications between the parties relating to the subject matter contained herein, including, without limitation, the Employment Agreement.

         14.      Severability.
                  ------------

         If any of the provisions of this Agreement are held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         15.      Executors, Administrators, successors and Assigns.
                  -------------------------------------------------

         The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon any successor of the Company or to the business of the Company. Neither this Agreement or any rights or obligations of Executive hereunder shall be transferable or assignable by Executive; provided, however, that this Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts would still be payable to Executive hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there be no such designee, to Executive's estate. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the term "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement required by this Section 12, or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         16.      Modification.
                  ------------

         This Agreement may only be amended, varied or modified by a written document executed by the parties hereto.

         17.      Further Instruments.
                  -------------------

         The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents and take such other action as may be required to effectively carry out the transactions contemplated herein.

         18.      Indemnification and Legal Expenses.
                  ----------------------------------

                  (a) In addition to any liability insurance to be provided Executive under the terms contained in paragraph 2(c) and any indemnification provided under the Company's certificate of incorporation or by-laws or applicable law, the Company will indemnify and hold harmless Executive from and against any claims, damages, expenses (including reasonable attorneys' fees) judgments, fines, penalties (including any excise taxes assessed with respect to an employee benefit plan), and amounts paid in settlement incurred by Executive in connection with the investigation, defense, settlement or appeal of any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, whether formal or informal and whether brought by or in the right of the corporation, (by a class of its security holders or otherwise) in which Executive may be involved as a party or otherwise by reason of the fact that Executive is or was a director, officer, stockholder, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another entity or by reason of anything done or not done by Executive in any such capacities; provided, however, that Executive shall not be entitled to indemnification for the portion of any proceeding in which a final judgment or other final adjudication adverse to the Executive establishes that Executive's acts were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or that Executive personally gained in fact a financial profit or advantage to which the Executive was not legally entitled.

                  (b) The Company shall pay the expenses (including reasonable attorneys' fees) incurred by the Executive in advance of the final disposition of a proceeding described in paragraph 17(a) upon receipt of an undertaking by or on behalf of Executive to repay such amount if it shall ultimately be determined that Executive is not entitled to indemnification under paragraph 17 (a) . Such payments shall be made within thirty (30) days after a written, claim has been received by the Company or, in the case of attorneys fees and expenses, shall be paid directly by the Company.

                  (c) Upon the reasonable request of Executive, the Company shall provide security satisfactory to Executive for its obligations hereunder.

                  (d) If it shall be necessary or desirable for Executive to retain legal counsel and/or to incur other costs and expenses in connection with the enforcement or validity of Executive's rights under paragraph 17(a) or 17(b) or any other provisions of this Agreement, the Company shall pay or Executive shall be entitled to recover from the Company, as the case may be, reasonable attorneys' fees and costs and expenses, regardless of the final outcome. Such payments shall be made within thirty (30) days after a written claim has been received by the Company.

         19.      Survival.
                  --------

         All covenants, representations and warranties made in this Agreement, and all other documents provided for herein, shall survive the execution, delivery and performance of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       CREATIVE PRODUCTS INTERNATIONAL, INC.

                                       By: /s/ JOAN LUNDGREN
                                           ------------------------------------
                                           Joan Lundgren, Director





                                       /s/ SUSAN A. SCHRETER
                                       ----------------------------------------
                                       Susan a. Schreter